certification PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

Kevin Wolf, Principal Executive Officer, and Jim Colantino, Principal Financial Officer of Northern Lights Fund Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2024, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer		Principal Financial Officer
Kevin Wolf		Jim Colantino

/s/ Kevin Wolf		/s/ Jim Colantino
Kevin Wolf		Jim Colantino
Date:	9/5/2024	Date:	9/5/2024

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.